Exhibit 10.1

LATTICE SEMICONDUCTOR CORPORATION

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Lattice Semiconductor Corporation 2023 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement, and the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, and the Country Addendum attached hereto as Exhibit B, all of which are made a part of this document (together, the “Award Agreement”).

NOTICE OF RESTRICTED STOCK GRANT

Participant has been granted the right to receive an Award of Shares of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant
Grant Number
Grant Date
Vesting Commencement Date
Number of Shares of Restricted Stock

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Award Agreement, any policy adopted by the Board or any Committee, or any written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Award, the Shares of Restricted Stock will be scheduled to vest and the Company’s right to reacquire the Restricted Stock will lapse in accordance with the following schedule:

[VESTING SCHEDULE TO BE DETERMINED]

Before the Participant ceases to be a Service Provider, any fractional Shares of Restricted Stock that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share of Restricted Stock is vested. Vesting in each case is subject to Participant continuing to be a Service Provider through the applicable vesting date, as further described in Section 10(j) of the Terms and Conditions of Restricted Stock Grant.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Shares of Restricted Stock, the unvested Restricted Stock will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder.

By Participant’s signature and the signature of the Company’s representative below, or by Participant’s acceptance of this Award Agreement via the Company’s designated online acceptance procedure, Participant and the Company agree that this Award of Shares of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant expressly acknowledges the information provided in the Addendum related to the collection, processing and use of Participant’s personal data by the Company and its Subsidiaries and the transfer of personal data to the recipients mentioned in the Addendum. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	LATTICE SEMICONDUCTOR CORPORATION
Signature:	Signature:
Name:	Name:
Title:	Title:

Exhibit A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1)    Grant. The Company hereby grants to the individual named in the Notice of Restricted Stock Grant (the “Notice of Grant”) attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2)    Escrow of Shares. All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(a)    The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(b)    Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in‑fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(c)    The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(d)    Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares, except that no dividends or other distributions will be paid with respect to any Shares underlying any unvested portion of the Award of Restricted Stock.

(e)    In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares (other than any ordinary dividends or other ordinary distributions), the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(f)    The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.

3)    Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Grant Date until the date such vesting occurs, as further described in Section 10(j). For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.

4)    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5)    Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, as of the time of Participant’s termination as a Service Provider for any or no reason, the balance of the Shares of Restricted Stock that have not yet vested will be forfeited by the Participant and automatically transferred to and reacquired by the Company at no cost to the Company upon: (a) the 30th day following the Termination of Service Date (as defined below) if Participant’s Termination of Service is due to the Participant’s death (or any earlier date on or following the Termination of Service Date determined by the Administrator) or (b) the Termination of Service Date if Participant’s Termination of Service is for any reason other than the Participant’s death, in all cases, subject to applicable laws and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 5. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested shares to the Company upon such termination of service.

For purposes of the Shares of Restricted Stock, the “Termination of Service Date” means the date on which the Participant last actively provides continuous services for the Company (regardless of the reason such continuous service terminates and whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, the Participant’s right to vest in the Shares of Restricted Stock will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where Participant is providing services to Participant’s Employer (defined below) or by Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Shares of Restricted Stock (including whether the Participant may still be considered to be providing services while on a leave of absence).

6)    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7)    Responsibility for Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares of Restricted Stock may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax-Related Items which the Company determines must be withheld with respect to such Shares. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s sole responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant, vesting or release from escrow of the Shares of Restricted Stock, the filing of an election under Section 83(b) of the Code (the “83(b) Election”) with respect to the Shares of Restricted Stock, the subsequent sale of Shares acquired pursuant to this Award Agreement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares, (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) and without further consent from Participant, (d) electing to have the Company or the Employer withhold from Participant’s wages or other cash compensation payable to Participant, or (e) any other method of withholding determined by the Company and permitted by Applicable Laws and the Plan. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any withholding obligations or rights with regard to Tax-Related Items by means of method (b) above and, until determined otherwise by the Company, this will be the method by which such withholding obligations or rights with regard to Tax-Related Items are satisfied; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, the Company will, in all cases, satisfy any Tax-Related Items by means of method (b) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of the other methods above.

The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

If Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items hereunder at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Sections 3 or 4, at the time Participant files a timely 83(b) Election with the IRS, or the Tax-Related Items related to the Shares of Restricted Stock otherwise are due, Participant will permanently forfeit such Shares of Restricted Stock and any right to receive Shares thereunder and the Shares of Restricted Stock will be returned to the Company at no cost to the Company.

Participant understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, of the Shares and the Fair Market Value of the Shares as of each vesting date. If Participant is a U.S. taxpayer, Participant understands that Participant may elect, for purposes of U.S. tax law, to be taxed at the time the Shares are granted rather than when such Shares vest by filing an 83(b) Election with the IRS within thirty (30) days from the Grant Date of the Award of Shares of Restricted Stock. A sample form for making this 83(b) Election is attached as Exhibit A-1 hereto.

8)    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent. Except as provided in Section 2(f), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9)    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10)    Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:

(a)    the grant of Shares of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Shares of Restricted Stock, or benefits in lieu of Restricted Stock, even if Shares of Restricted Stock have been granted in the past;

(b)    all decisions with respect to future grants of Restricted Stock or other grants, if any, will be at the sole discretion of the Company;

(c)    the grant of Restricted Stock and Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, the Employer, or any Parent or Subsidiary;

(d)    Participant is voluntarily participating in the Plan;

(e)    the Shares of Restricted Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)    the Shares of Restricted Stock, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Shares of Restricted Stock resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any);

(i)    unless otherwise agreed with the Company, the Shares of Restricted Stock, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;

(j)    the Shares of Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Shares of Restricted Stock or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)    if Participant provides services outside the United States:

(i)    the Shares of Restricted Stock, and the income from and value of same, are not part of normal or expected compensation for any purposes; and

(ii)    neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Shares of Restricted Stock or the subsequent sale of any Shares.

11)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12)    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, OR 97124, U.S.A., or at such other address as the Company may hereafter designate in writing.

13)    Grant is Not Transferable. Except for the escrow described in Section 2 or transfer of the Shares to the Company or its assignees contemplated by this Award Agreement, and except to the limited extent provided in Section 6, the unvested Shares subject to this Award Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14)    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15)    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange, under any U.S. or non-U.S. federal, state or local law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, or the clearance, consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate U.S. federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state, or local law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

16)    Tax Consequences. Participant has reviewed with its own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of participating in the Plan and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own liability for Tax-Related Items that may arise as a result of Participant’s participation in the Plan or the transactions contemplated by this Award Agreement.

17)    Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

18)    Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19)    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20)    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21)    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22)    Entire Agreement; Modifications to the Award Agreement. The Plan and this Award Agreement (including the exhibits hereto) constitute the entire agreement of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Shares of Restricted Stock. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

23)    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received Shares of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time.

24)    Forfeiture or Clawback. By accepting this Award, Participant agrees that this Award of Restricted Stock (including any proceeds, gains or other economic benefit received by Participant from a subsequent sale of Shares acquired through the Award) will be subject to the provision of Section 17(f) of the Plan with respect to forfeiture or clawback.

25)    Governing Law and Venue. This Award Agreement will be governed by the provisions of Section 4(g) of the Plan and as such all determinations made and actions taken under the Plan and this Award Agreement will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan and this Award Agreement, Participant’s accepts and consents to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where Participant performs services.

26)    Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the terms of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

27)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Shares of Restricted Stock and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28)    Country Addendum. Notwithstanding any provisions in this Award Agreement, the Shares of Restricted Stock shall be subject to any additional terms and conditions set forth in the Addendum for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for each country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.

29)    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

30)    Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s or Participant’s broker’s country or the country in which the Shares are listed, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Local insider-trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant understands that third parties include fellow employees.

Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions and should speak to Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.

31)    Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.

Exhibit A-1

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.         The name, address, and taxpayer identification number of the taxpayer and the taxable year for which this election is being made are as follows:

NAME: ________________________________

SPOUSE: ________________________________

ADDRESS: ________________________________

  ________________________________

TAXPAYER IDENTIFICATION NO.: _____________________

TAXABLE YEAR: ___________

2.         The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Lattice Semiconductor Corporation, a Delaware corporation (the “Company”).

3.         The date on which the property was transferred is: _______________________.

4.         The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.         The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.         The aggregate amount (if any) paid for such property is: $0.00.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

Dated: ______________________, _____                                 _______________________

[Name], Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____                                 ______________________

Spouse of Taxpayer

Exhibit B

LATTICE SEMICONDUCTOR CORPORATION

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

COUNTRY ADDENDUM

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Restricted Stock Award Agreement (this “Country Addendum”) will have the same defined meanings as set forth in the Restricted Stock Award Agreement (the “Award Agreement”).

[TO BE UPDATED IF APPLICABLE]